106-3738 NORTH FRASER WAY

                                  BURNABY, B.C.

                                (THE "BUILDING")


                                 OFFER TO LEASE

                                     BETWEEN


                             MARINE WAY ESTATES LTD.

                                   (LANDLORD)

                                       AND

                          PREMIUM CIGARS INTERNATIONAL

                                    (TENANT)

Colliers Macauley Nicolls Inc.
Industrial Division
(Agent)

                                 OFFER TO LEASE

                            106-3738 NORTH FRASER WAY

                                  BURNABY, B.C.

                                  ("Building")

TO:      MARINE WAY ESTATES LTD.                   ("Landlord")
         500-1681 Chestnut Street
         Vancouver, B.C.

WE:      PREMIUM CIGARS INTERNATIONAL              ("Tenant")
         c/o 102-4663 Byrne Road
         Burnaby, B.C.

hereby offer to lease from the Landlord, upon the following terms and conditions, approximately 3,064 square feet of warehouse and office space in the Building located at 106-3738 North Fraser Way, Burnaby, B.C.

Legal Description:

         Lot 1, District Lot 161, Land District 37, Group 1,
         Plan 79633
                                 (hereinafter referred to
                                 as the "Leased
                                 Premises")

The area of the Lease Premises is shown outlined in black on the plan forming Schedule "A" to the Offer to Lease.

1.       TERM

         The Term of the lease shall be three (3) years and zero (0) months commencing the 14th day of July, 1997 subject to the terms of the lease.

2.       BASIC RENT

         The Basic Rent shall be payable in advance on the 1st day of each and every month during the Term in accordance with the following schedule:

              LEASE YEAR               PER SQUARE FOOT              PER MONTH
                                         PER ANNUM
                   1                        $7.50                   $1915.00
                   2                        $7.50                   $1915.00
                   3                        $8.50                   $2170.33

3.       RENTAL ABATEMENT

         The Landlord shall provide a monthly rental abatement of $255.33 per month, (calculated as $1.00 per square foot per annum), for the first year of the lease term.

4.       NET LEASE

         The Lease is to be a fully net lease with the Tenant responsible for paying all property taxes and operating expenses, including but not limited to utilities, building insurance, common area maintenance, landscaping, general maintenance, structure maintenance (excluding inherent structure defects), property management and Goods and Services Tax on a monthly basis, in advance on the 1st day of each month in addition to the Basic Rent.

         The Tenant's proportionate share of the above-noted expenses is estimated at $2.77 per square foot, per annum for 1997.

5.       DEPOSIT

         A cheque for $4371.30 (the "Deposit") payable to the Landlord's Agent, Colliers Macaulay Nicolls, Inc., in trust shall be tendered within 48 hours of mutual acceptance of this Offer to apply as a deposit and to be applied in payment on the first months rent and one month security deposit as per the Lease Document, with applicable Goods and Services Tax and only to be returned if the Landlord conditions contained in Clause 10 are not satisfied. In the event the Tenant defaults under the terms hereof, the Landlord may terminate this agreement and retain the Deposit on account of damages and not as a penalty without prejudice to any other remedy.

6.       LEASE

         The Lease shall be in the form attached hereto incorporating only the terms of this Offer (the "Lease") and shall be delivered by the Landlord to the Tenant within five (5) days after acceptance of this Offer. The Lease shall be executed and delivered by the Tenant to the Landlord within five (5) days of receipt by the Tenant but in any event before the date of commencement of the Term and prior to the Tenant taking possession of, or making any improvements to the Leased Premises.

7.       USE

         The  Leased   Premises  shall  be  used  only  for  the  purpose  of  a
         distribution facility and sales office for cigars and related goods.

8.       TENANT IMPROVEMENTS

         The Leased Premises are leased "as is" and any alterations shall be subject to the Tenant obtaining the approval of the local Municipal authority, the Landlord and the Landlord's mechanical electrical, structural consultants and architects, at the Tenant's cost.

         This shall include providing a copy of the proposed tenant improvements and specifications to the Landlord for approval within three (3) days of Acceptance; said approval shall not be unreasonably or arbitrarily withheld, prior to commencement of any tenant improvements.

9.       LEASEHOLD IMPROVEMENTS ALLOWANCE

         The Landlord will pay to the Tenant, as a contribution towards the cost of the Tenant Improvements, installed by or on behalf of the Tenant, the lesser of the actual costs of such improvements or the sum of $16,756.00 plus GST. Such contribution shall be payable to the approved contractor in installments as agreed between Landlord and Tenant and the approved contractor, on submission of the contractor's invoices duly certified as correct by the Tenant that the specified work has been carried out. The final ten (10%) percent payment shall be made after the time limited for filing a lien has expired and following receipt by the Landlord of a statutory declaration as to the non-existence of any liens.

10.      LANDLORD TO DETERMINE FINANCIAL STRENGTH OF TENANT

         Acceptance of this Offer by the Landlord is conditional upon the Tenant providing the Landlord with information regarding the financial status of the Tenant as the Landlord may reasonably require for the purposes of determining the financial strength of the Tenant. The Landlord shall have three (3) days from the date of receipt of the aforesaid information to determine whether or not the Tenant is of sufficient financial strength. The condition referred to in this paragraph shall have been satisfied when the Landlord has so notified the Tenant in writing within the time limited above. If no such notification in writing is given or the Landlord advises the Tenant that it is not satisfied with the Tenant's financial strength this Offer shall become null and void and the Deposit returned in full.

11.      NO REPRESENTATION

         There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

12.      TIME OF THE ESSENCE

         Time is of the essence of the Agreement with respect to the covenants of the Tenant.

13.      TIME FOR ACCEPTANCE

         This Offer shall be irrevocable and open for acceptance by the Landlord until twelve o'clock noon on the 4th day of July, 1997 after which time if not accepted this Offer shall become null and void and the Deposit shall be returned in full.

         Acceptance of this Offer may be communicated by facsimile transmission of an accepted Offer or by delivery of such facsimile without limiting other methods of communicating acceptance available to the parties.

14.      DEFINITIONS

         Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease.

15.      OFFER PROVISIONS

         All terms of this Offer shall survive the completion of this transaction and shall not merge. In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of this Offer shall prevail.

16.      DISCLOSURE

         The Landlord and Tenant acknowledge and agree that:

         (i) in accordance with the Code of Ethics of the Canadian Real Estate Association, Colliers Macaulay Nicolls Inc. (the "Agent") has disclosed that it is representing the Landlord and the Tenant in the transaction described in this Agreement.

         (ii) the Agent, in order to accommodate the transaction described in this Agreement, was and is entitled to pass any relevant information it receives from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of its duties to either party; and

         (iii) the Landlord shall pay the commission and compensation due to the Agent pursuant to the transaction described in this Agreement.

         The Landlord acknowledges and agrees that the Agent is entitled to pass any relevant information it receives from the Landlord or from any other source to the Tenant as the Agent sees fit, without being in conflict of its duty to the Landlord.



DATED this 1st of July, 1997

PREMIUM CIGARS INTERNATIONAL
(Tenant)

Per:          /s/ Steven A. Lambrecht CEO
           -----------------------------------
           Name

Per:
           -----------------------------
           Name

Witness:
           -----------------------------
           Name

                                   ACCEPTANCE

Marine Way Estates Ltd, hereby accept the above offer this 24th day of June, 1997.


MARINE WAY ESTATES LTD.

(Landlord)

Per:       /s/ [illegible]
      -----------------------------
      Name

Per:
      -----------------------------
      Name